PAYMENT AGREEMENT

This Payment Agreement (the "Agreement") is dated as of the 30 day of April, 2023 (the "Effective Date") by and among **LAZARUS ENERGY LLC**, a Delaware limited liability company ("Obligor"), and **JOHN H. KISSICK** ("Note Holder", together with Obligor, the "Parties").

RECITALS

WHEREAS, Obligor and Note Holder are party to that certain Promissory Note dated June 1, 2006 (as amended, restated, supplemented or modified from time to time thereafter, the "Note");

WHEREAS, as a result of various amendments to the Note, the principal and accumulated interest under the Note is $11,205,516 as of March 31, 2023 (the "Payoff Amount");

WHEREAS, the Obligor made a payment of $500,000.00 toward the Promissory Note on April 7, 2023 which is not reflected in the March 31, 2023 figures above;

WHEREAS, Obligor and Note Holder have agreed to modify the payment terms of the Note to satisfy in full the obligations under the Note by payment of the Payoff Amount; and

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. **Definitions**. Capitalized terms appearing herein and not otherwise defined shall have the meanings ascribed to such terms in the Note, unless the context hereof shall otherwise require or provide.

2. **Forbearance**. Note Holder acknowledges and agrees that if Obligor makes the payments contemplated by this Agreement, Note Holder shall forbear from the exercise of any of its remedies under the Note, applicable law and/or in equity in connection with existing defaults by Obligor under the Note.

3. **Payment.**

(a) **Monthly Payments**. Beginning on April 1, 2023 and continuing through and including February 1, 2025, Obligor shall make or cause to be made monthly payments of $500,000 on the first day of each month. On or about March 1, 2025, Obligor shall make a final payment of $444,113 resulting in aggregate payments under this Section 3 totaling the Payoff Amount plus the going forward interest calculated per Section 3(b) herein. Each monthly payment shall be first applied to any outstanding accrued and unpaid interest with any remainder applied to principal.

(b) **Interest Calculations**. As of April 1, 2023, all interest accruing on the Note shall be calculated each month based on the total of both (i) the principal and (ii) accrued and unpaid interest at the start of each month; the interest rate shall be 6.25% per year (0.520833% per month).

(c) **Pre-Payment**. Obligor shall be permitted to pre-pay, in whole or in part, any portion of the Payoff Amount.

(d) **Method of Payment**. All payments shall be made by wire to Note Holder per the wire instructions set forth on Schedule 1 to this Agreement.

4. **Full and Final Satisfaction**. Note Holder acknowledges and agree that payment in full of the Payoff Amount shall constitute full and final satisfaction of the Note and any obligations asserted thereunder, including, without limitation, any claim for interest and/or attorney's fees related to the Note. Note Holder agrees that, upon payment in full of the Payoff Amount, it will not assert any further claims against Obligor or any of its officers, directors, employees, agents, attorneys, representatives, subsidiaries, affiliates, members or shareholders or any other party in connection with the liabilities asserted in the Note.

5. **Remedies.** If Obligor fails to make any payment under this Agreement as and when due, and such failure continues for thirty (30) calendar days following the due date, Note Holder's agreement to forbear shall terminate automatically without further act or action by Note Holder and Note Holder shall have the immediate right to exercise its rights and remedies under the Note, hereunder and/or applicable law or in equity. In addition, as of such thirtieth calendar day, the modified payment and interest terms contemplated by this Agreement shall be of no further force or effect and the terms of the Note as the date immediately prior to the date of this Agreement shall again be applicable to Obligor and Note Holder.

6. **Miscellaneous.**

(a) **Governing Law.** This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas and federal law, as applicable.

(b) **Headings.** Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c) **Enforceability.** Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the Parties hereto, all other provisions nevertheless shall remain effective and binding on the Parties hereto.

(d) **No Novation.** This Agreement is given as an amendment and modification of, and not as a payment of, the obligations of Obligor under the Note and is not intended to constitute a novation of the Note.

(e) **Successors and Assigns.** This Agreement shall be binding upon and inure to the benefit of Obligor, Note Holder, and each of their respective successors, assigns and legal representatives; provided, however, that Obligor may not, without the prior consent of Lender, assign any rights, powers, duties or obligations hereunder.

(f) **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument. Facsimile, PDF or other electronic signatures hereto shall be effective as manually executed originals.

(g) **No Waiver.** Any future waiver, alteration, amendment or modification of any of the provisions of the Note or this Agreement shall not be valid or enforceable unless in writing and signed by all Parties, it being expressly agreed that neither Note, nor this Agreement can be modified orally, by course of dealing or by implied agreement. Moreover, any delay by Note Holder in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by Obligor as a release or waiver of the default.

(h) **Survivability.** The releases, waivers, agreements, warranties and representations of the Parties in this Agreement shall survive the termination of this Agreement.

(i) **Joint Draftsmanship.** The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all Parties, each being represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the Parties because of draftsmanship.

(j) **Confirmation of Balances. The Obligator and Note Holder confirm the balances in the table below:**

As of Date	Principal	Accrued and unpaid interest	Total
3/31/2023	$4,977,953	$6,227,563	$11,205,516
4/30/2023	$4,977,953	$5,785,935	$10,763,888

7. **ENTIRE AGREEMENT. THIS AGREEMENT AND THE NOTE, AS AMENDED BY THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.**

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have set their hands and seals as of the Effective Date set forth above.

NOTE HOLDER:

John Kissick

OBLIGOR:

LAZARUS ENERGY LLC, a Delaware limited liability company

By: Blue Dolphin Energy Company, a Delaware corporation, its sole member

By: Jonathan Carroll (May 1, 2023 07:08 CDT)

Jonathan Carroll, Sr., President

SCHEDULE I

`Wire Instructions

LE-Kissick Payment Agreement

Final Audit Report 2023-05-01

Created:	2023-04-28
By:	Jennifer Harvey (jharvey@lazarusenergy.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAuWL_bkfkBwazjdBqflPTZx8ef-04Mghl

"LE-Kissick Payment Agreement" History

Document created by Jennifer Harvey (jharvey@lazarusenergy.com)
2023-04-28 - 6:49:47 PM GMT- IP address: 99.100.136.150

Document emailed to Jonathan Carroll (jcarroll@lazarusenergy.com) for signature
2023-04-28 - 6:51:01 PM GMT

Email viewed by Jonathan Carroll (jcarroll@lazarusenergy.com)
2023-05-01 - 12:06:57 PM GMT- IP address: 69.147.86.73

Document e-signed by Jonathan Carroll (jcarroll@lazarusenergy.com)
Signature Date: 2023-05-01 - 12:08:47 PM GMT - Time Source: server- IP address: 76.31.164.117

Agreement completed.
2023-05-01 - 12:08:47 PM GMT